Exhibit 99.1

WABCO Reports Q4 and Full Year 2012 Results; Delivers Full Year Record Performance Operating Margin Amid Downturn in Key Markets; Provides Guidance for 2013

•	Q4 2012 sales of $596.5 million, down 7.9 percent in local currencies and down 11.2 percent in U.S. dollars from a year ago

•	Full year 2012 sales of $2,477.4 million, down 4.8 percent in local currencies and down 11.3 percent in U.S. dollars from a year ago

•	Q4 2012 operating margin of 12.6 percent on a performance basis, down from 13.5 percent a year ago; operating margin of 11.6 percent on a U.S. GAAP basis, down from 13.5 percent a year ago

•	Full year 2012 operating margin of 13.5 percent on a performance basis, up from 13.4 percent a year ago; operating margin of 13.1 percent on a U.S. GAAP basis, down from 13.2 percent a year ago

•	Q4 2012 diluted EPS of $1.08 on a performance basis, down from $1.21 a year ago; diluted EPS of $0.93 on a U.S. GAAP basis, down from $1.04 a year ago

•	Full year 2012 diluted EPS of $4.46 on a performance basis, down from $4.73 a year ago; diluted EPS of $4.62 on a U.S. GAAP basis, down from $5.19 a year ago

•

Full year 2012, WABCO generated $358.3 million in net cash from operating activities and $274.3 million of free cash flow, excluding payments of $16.5 million for streamlining and separation activities. This results in a conversion rate of 94 percent of performance net income attributable to the company

•

Provides guidance for full year 2013 sales growth to range between 2 percent and 7 percent in local currencies, full year 2013 diluted EPS on a performance basis to range from $4.30 to $4.80 and full year 2013 diluted EPS on a U.S. GAAP basis to range from $7.26 to $7.76

BRUSSELS, Belgium, February 15, 2013 – WABCO Holdings Inc. (NYSE: WBC), a global technology leader and tier-one supplier to the commercial vehicle industry, today reported Q4 and full year 2012 results.

WABCO reported Q4 2012 sales of $596.5 million, down 7.9 percent in local currencies from a year ago and down 11.2 percent in U.S. dollars.

“As previously stated, markets across all regions continued to be uncertain and unstable as global truck and bus production in Q4 2012 declined 12 percent year on year,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer.

“Western Europe, our largest market, continued its downturn as new truck and bus builds declined 15 percent versus a year ago. We also faced an accelerated downturn in India during this quarter as local truck and bus production contracted 26 percent year on year. However, WABCO still managed to outperform the global market in Q4 2012, including a superb performance in aftermarket sales, which grew by 9 percent compared to a year ago,” said Esculier.

WABCO reported Q4 2012 performance operating income of $75.0 million versus $90.5 million a year ago, and operating income was $69.0 million on a U.S. GAAP basis versus $90.5 million a year ago. Performance operating margin for Q4 2012 was 12.6 percent, down from 13.5 percent a year ago, and operating margin was 11.6 percent on a U.S. GAAP basis, down from 13.5 percent a year ago.

For Q4 2012, WABCO reported performance net income attributable to the company of $69.6 million or $1.08 per diluted share versus $80.7 million or $1.21 per diluted share a year ago, and Q4 2012 U.S. GAAP net income attributable to the company of $59.7 million or $0.93 per diluted share versus $69.8 million or $1.04 per diluted share a year ago.

During Q4 2012, WABCO generated $76.3 million in net cash from operating activities, resulting in free cash flow of $43.1 million. Excluding payments of $5.8 million for streamlining and separation activities, free cash flow was $48.9 million for the quarter.

“Consistent with many previous quarters, WABCO’s Operating System, one of our industry’s most advanced management environments, continued to yield high levels of productivity in Q4 2012,” said Esculier. “In total, we generated $16.3 million of materials and conversion productivity for the quarter as we efficiently flexed capacity to address changes in market demand, with gross materials productivity at 5.4 percent of total materials cost, and we delivered conversion productivity at 5.9 percent.”

For full year 2012, WABCO reported sales of $2,477.4 million, down 4.8 percent in local currencies from a year ago and down 11.3 percent in U.S. dollars, reflecting the industry’s downturn in key markets.

“While global truck and bus production declined 10 percent year on year, WABCO stayed on course and outperformed the market for yet another year,” said Esculier. “For full year 2012, WABCO also increased global aftermarket sales by 5 percent, reaching a new record for annual aftermarket revenues on a currency adjusted basis.”

WABCO reported full year 2012 performance operating income of $335.6 million versus $375.1 million a year ago, and operating income was $324.5 million on a U.S. GAAP basis versus $369.9 million a year ago. Full year 2012 performance operating margin was 13.5 percent, up from 13.4 percent a year ago, and operating margin was 13.1 percent on a U.S. GAAP basis, down from 13.2 percent a year ago.

“For full year 2012, WABCO’s operating margin of 13.5 percent on a performance basis delivered another year of record profitability, further demonstrating WABCO’s ability to anticipate and respond to the sudden industry downturn,” said Esculier.

WABCO reported full year 2012 performance net income attributable to the company of $291.6 million or $4.46 per diluted share versus $325.7 million or $4.73 per diluted share a year ago, and full year 2012 U.S. GAAP net income attributable to the company of $302.0 million or $4.62 per diluted share versus $357.0 million or $5.19 per diluted share a year ago.

“Throughout 2012, WABCO’s Operating System powered us toward new productivity records and enabled our fast and flexible responses to significant market changes quarter after quarter,” said Esculier. “In total, it delivered $66.6 million of materials and conversion productivity, resulting in an all-time record. Gross materials productivity in 2012 represented 5.3 percent of total materials cost. We also delivered another record for conversion productivity in 2012, reaching 6.2 percent for the year.”

WABCO generated $358.3 million in net cash from operating activities during full year 2012, resulting in free cash flow of $257.8 million. Excluding payments of $16.5 million for streamlining and separation activities, free cash flow was $274.3 million, which is a conversion rate of 94 percent of performance net income attributable to the company during full year 2012.

Since June 2011, WABCO has repurchased 7,051,349 shares for $379.4 million in open market transactions as of December 31, 2012. As previously disclosed, WABCO is authorized to repurchase up to $420.6 million of additional shares through December 31, 2014.

Recent Highlights

In January 2013, WABCO announced that it has won contracts to provide anti-lock braking systems (ABS) to 6 of Brazil’s leading trailer manufacturers. Together, these companies supply around 45 percent of the new trailers manufactured in Brazil, the single largest market in South America. As of January 2013, new ABS legislation took effect in Brazil to further increase vehicle and road safety.

The Meritor WABCO joint venture in North America said in January 2013 that it has been named the standard position steer-axle service brake-chamber supplier for all Daimler Trucks North America air brake vehicles. WABCO’s service brake-chambers allow reduced cost of ownership and increased payload capacity.

Also in January 2013, Meritor WABCO said that Schneider National has ordered more than 2,500 units of its OnGuard™ collision safety system as standard equipment for its new class 8 trucks. Schneider National operates one of the leading truckload, intermodal and transport fleets in North America. OnGuard is the first collision mitigation system introduced in North America, and as of December 2012, nearly 30,000 OnGuard systems have been sold there.

In January 2013, WABCO reported that it has been honored with 9 awards for superior performance in 2012 by 7 of China’s leading commercial vehicle manufacturers, including Baotou Bei Ben Heavy Duty Truck, Beiqi Foton Motor, FAW Jeifang Automotive and China National Heavy Duty Truck Group.

Meritor WABCO reported in Q4 2012 that it received the prestigious 2012 Platinum Supplier Award from Wabash National for excellence in supply chain performance, delivery, quality, cost effectiveness and innovation. Wabash National is a leading trailer manufacturer in North America. Meritor WABCO is the only supplier to win this award for five consecutive years.

In Q4 2012, WABCO INDIA sold approximately 2,500 retrofit anti-lock braking system (ABS) kits to India’s largest public sector oil companies: Indian Oil Corporation, Hindustan Petroleum Corporation and Castrol contracted trucks.

Full Year 2013 Guidance

Based on our current best estimates of future market conditions, WABCO’s guidance for 2013 indicates sales growth to range between 2 and 7 percent in local currencies for 2013, performance operating margin to range from 12.3 to 13.3 percent, and operating margin on a U.S. GAAP basis to range from 11.7 to 12.7 percent, resulting in diluted earnings per share on a performance basis to range from $4.30 to $4.80.

Taking into account an anticipated release in Q4 2013 of an estimated $200 million valuation allowance associated with the tax benefit on net operating loss carry-forwards partially offset by streamlining and separation related expenses throughout the year, diluted earnings per share are estimated to range from $7.26 to $7.76 on a U.S. GAAP basis.

WABCO expects in 2013 to convert between 80 and 90 percent of its net income attributable to the company into free cash flow, excluding payments associated with streamlining and separation activities.

“2012 was another year in which WABCO demonstrated differentiation through its performance as a global leader in the commercial vehicle industry,” said Esculier. “Although we are facing prevailing market uncertainty in 2013, we remain confident in our ability to continue to deliver outstanding value for WABCO’s shareowners. As we stay fully focused on driving outperformance through increasing the adoption of WABCO technologies globally, we will maintain our flexibility to efficiently respond to market conditions.”

Conference Call

WABCO Chairman and Chief Executive Officer Jacques Esculier and Chief Financial Officer Ulrich Michel will discuss WABCO’s results and outlook on a conference call at 9 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q4 and Full Year 2012 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 408 940 3818 and U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from 12:00 Noon Eastern Time on February 15 until midnight February 22, 2013. Replay dial-in number is +1 404 537 3406 and U.S. toll-free dial-in number is 855 859 2056. Pass code is 79385178.

About WABCO

WABCO (NYSE: WBC) is a leading global supplier of technologies and control systems for the safety and efficiency of commercial vehicles. Founded over 140 years ago, WABCO continues to pioneer breakthrough electronic, mechanical and mechatronic technologies for braking, stability and transmission automation systems supplied to the world’s leading commercial truck, bus and trailer manufacturers. With sales of $2.5 billion in 2012, WABCO is headquartered in Brussels, Belgium. For more information, visit www.wabco-auto.com

Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q4 and full year 2012 results, several tables follow this news release. Sales excluding the effects of foreign exchange, incremental gross and operating margin and EBIT are non-GAAP financial measures. Additionally, operating income, EBIT, net income attributable to the company and net income attributable to the company per diluted share on a “performance basis” are non-GAAP financial measures that exclude separation and streamlining items, the one-time impact from an adjustment to the UK pension plan, and discrete and other one-time tax items, as applicable. Free cash flow presents our net cash provided by operating activities less net cash used for purchases of property, plant, equipment, and computer software. These measures should be considered in addition to, not as a substitute for, GAAP measures. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

Attachment

•	Consolidated Statements of Income

•	Consolidated Balance Sheet

•	Q4 2012 Consolidated Statement of Cash Flows

•	Full Year 2012 Consolidated Statement of Cash Flows

•	Q4 2012 Data Supplement Sheet

•	Twelve Months Ended December 31, 2012 Data Supplement Sheet

•	Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2013 Guidance

Media, investors and analysts contact

Jason Campbell, +1 732 369 7477, jason.campbell@wabco-auto.com

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
(Amounts in millions, except share and per share data)
Sales	$596.5	$672.0	$2,477.4	$2,794.1
Cost of sales	421.3	482.5	1,737.2	1,986.1

Gross profit	175.2	189.5	740.2	808.0
Costs and expenses:
Selling and administrative expenses	78.7	73.9	308.2	327.2
Product engineering expenses	26.6	24.5	104.3	105.1
Other operating expense, net	0.9	0.6	3.2	5.8

Operating income	69.0	90.5	324.5	369.9

Equity income of unconsolidated joint ventures, net	4.4	4.1	18.1	16.5
Other non-operating expense, net	(2.9)	(1.2)	(5.0)	(2.9)
Indemnification settlements, net	—	—	—	23.1
Interest expense, net	(0.4)	(0.2)	(1.5)	(1.7)

Income before income taxes	70.1	93.2	336.1	404.9

Income tax expense	8.1	20.1	23.6	36.7

Net income including noncontrolling interests	62.0	73.1	312.5	368.2

Less: Net income attributable to noncontrolling interests	2.3	3.3	10.5	11.2

Net income attributable to Company	$59.7	$69.8	$302.0	$357.0

Net income attributable to Company per common share
Basic	$0.95	$1.07	$4.73	$5.35
Diluted	$0.93	$1.04	$4.62	$5.19
Cash dividend per share of common stock	$—	$—	$—	$—
Weighted average common shares outstanding
Basic	63,082,556	65,324,131	63,906,992	66,693,064
Diluted	64,373,587	66,816,106	65,323,389	68,829,440

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(Amounts in millions, except share data)	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$175.0	$102.4
Accounts receivable, less allowance for doubtful accounts: $3.6 in 2012; $3.4 in 2011	301.5	296.3
Inventories	191.8	198.0
Taxes receivable on income	—	18.5
Future income tax benefits	13.8	8.7
Restricted cash	26.0	34.4
Guaranteed notes receivable	41.2	40.0
Other current assets	43.3	52.4

Total current assets	792.6	750.7

Property, plant and equipment, less accumulated depreciation	389.0	357.4
Goodwill	371.7	363.9
Long-term future income tax benefits	91.5	58.8
Investments in unconsolidated joint ventures	20.5	16.5
Intangible assets, net	39.4	35.6
Other assets	42.3	40.3

TOTAL ASSETS	$1,747.0	$1,623.2

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$76.2	$26.2
Accounts payable	115.4	137.8
Accrued payroll	94.2	108.1
Current portion of warranties	33.8	42.3
Taxes payable	5.7	—
Indemnification liabilities	—	11.2
Income tax liabilities	—	4.9
Other accrued liabilities	120.4	121.1

Total current liabilities	445.7	451.6

Long-term debt	—	52.0
Post-retirement benefits	430.6	348.6
Deferred tax liabilities	29.9	25.8
Long-term income tax liabilities	47.7	67.0
Other liabilities	64.4	42.4

Total Liabilities	1,018.3	987.4
Shareholders’ equity:
Preferred stock, 4,000,000 shares authorized; none issued and outstanding

Common stock, $.01 par value, 400,000,000 shares authorized; shares issued: 75,755,306 in 2012; 74,242,930 in 2011; and shares outstanding: 62,747,151 in 2012; 64,765,655 in 2011	0.7	0.7
Capital surplus	735.5	693.4
Treasury stock, at cost: 13,008,155 shares in 2012; 9,477,275 shares in 2011	(655.8)	(456.8)
Retained earnings	718.6	416.6
Accumulated other comprehensive income
Foreign currency translation adjustments	(15.4)	(16.1)
Unrealized losses on benefit plans, net of tax	(107.2)	(50.6)

Total shareholders’ equity	676.4	587.2
Noncontrolling interests	52.3	48.6

Total equity	728.7	635.8

TOTAL LIABILITIES AND EQUITY	$1,747.0	$1,623.2

	—	—

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Three Months Ended December 31,
	2012	2011
(Amounts in millions)
Operating activities:
Net income including noncontrolling interests	$62.0	$73.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15.9	16.5
Amortization of intangibles	3.0	3.0

Equity in earnings of unconsolidated joint ventures, net of dividends received	(1.3)	2.0

Non-cash stock compensation	3.4	3.6
Deferred income tax benefit	12.8	13.5
Loss on sale or disposal of property, plant and equipment	0.3	0.4
Changes in assets and liabilities:
Accounts receivable, net	18.7	30.4
Inventories	15.0	37.7
Accounts payable	(29.8)	(22.2)
Other accrued liabilities and taxes	(40.6)	(44.4)
Post-retirement benefits	0.2	(2.3)
Other current and long-term assets	(9.2)	(50.3)
Other long-term liabilities	25.9	25.0

Net cash provided by operating activities	76.3	86.0

Investing activities:
Purchases of property, plant and equipment	(31.2)	(38.4)
Investments in capitalized software	(2.0)	(1.2)

Net cash used in investing activities	(33.2)	(39.6)

Financing activities:
Net repayments of revolving credit facilities	(59.0)	(35.0)
Repayments of capital leases	(0.1)	—
Net borrowings of short-term debt	9.8	5.7
Purchases of treasury stock	(51.4)	(53.4)
Dividends to noncontrolling interest holders	(0.9)	(0.9)
Proceeds from exercise of stock options	7.1	1.9

Net cash used in financing activities	(94.5)	(81.7)

Effect of exchange rate changes on cash and cash equivalents	1.4	(7.0)

Net decrease in cash and cash equivalents	(50.0)	(42.3)
Cash and cash equivalents at beginning of period	225.0	144.7

Cash and cash equivalents at end of period	$175.0	$102.4

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2012	2011
(Amounts in millions)
Operating activities:
Net income including noncontrolling interests	$312.5	$368.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	65.6	66.4
Amortization of intangibles	11.3	11.8

Equity in earnings of unconsolidated joint ventures, net of dividends received	(3.0)	(2.1)

Non-cash stock compensation	14.3	13.7
Deferred income tax (expense) / benefit	(2.9)	1.9
Loss on sale or disposal of property, plant and equipment	0.3	1.1
Indemnification settlements, net	—	(23.1)
Changes in assets and liabilities:
Accounts receivable, net	(6.2)	(40.1)
Inventories	5.7	(14.8)
Accounts payable	(23.0)	(18.1)
Other accrued liabilities and taxes	(37.9)	(4.4)
Post-retirement benefits	(3.5)	(2.3)
Other current and long-term assets	23.0	(34.8)
Other long-term liabilities	2.1	8.6

Net cash provided by operating activities	358.3	332.0

Investing activities:
Purchases of property, plant and equipment	(91.7)	(98.3)
Investments in capitalized software	(8.8)	(6.9)
Acquisitions, net	(5.1)	—

Net cash used in investing activities	(105.6)	(105.2)

Financing activities:
Net repayments of revolving credit facilities	(11.6)	(46.6)
Borrowings / (payments) of capital leases	0.6	(0.2)
Net borrowings of short-term debt	3.6	10.4
Purchases of treasury stock	(198.3)	(178.9)
Dividends to noncontrolling interest holders	(5.5)	(4.8)
Proceeds from exercise of stock options	28.6	36.6

Net cash used in financing activities	(182.6)	(183.5)

Effect of exchange rate changes on cash and cash equivalents	2.5	(8.0)
Net increase in cash and cash equivalents	72.6	35.3
Cash and cash equivalents at beginning of period	102.4	67.1

Cash and cash equivalents at end of period	$175.0	$102.4

Cash paid during the period for:
Interest	$1.1	$1.1
Income taxes	$30.3	$54.1
Non cash items for the period:
Treasury stock purchase accrual	$2.5	$1.7

WABCO HOLDINGS INC.

Q4 2012 Data Supplement Sheet

(Unaudited)

	Quarter Ended December 31,
(Amounts in millions, except per share data)	2012	% of Sales/ Adj Sales	2011	% of Sales/ Adj Sales	Chg vs. 2011	% Chg vs. 2011
Sales
Reported	$596.5		$672.0		$(75.5)	-11.2%
Foreign exchange translational effects	22.3		—		22.3

Adjusted Sales	$618.8		$672.0		$(53.2)	-7.9%

Gross Profit
Reported	$175.2	29.4%	$189.5	28.2%	$(14.3)	-7.5%
Streamlining costs	1.5		(0.2)		1.7
Separation costs	0.2		0.2		—

Performance Gross Profit	$176.9	29.7%	$189.5	28.2%	$(12.6)	-6.6%
Foreign exchange translational effects	6.2		—		6.2

Adjusted Gross Profit	$183.1	29.6%	$189.5	28.2%	$(6.4)	-3.4%

Selling, Administrative, Product Engineering Expenses and Other

Reported	$106.2	17.8%	$99.0	14.7%	$7.2	7.3%
Streamlining costs	(3.8)		(0.1)		(3.7)
Separation costs	(0.5)		0.1		(0.6)

Performance Selling, Administrative, Product Engineering Expenses and Other	$101.9	17.1%	$99.0	14.7%	$2.9	2.9%
Foreign exchange translational effects	3.0		—		3.0

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$104.9	16.9%	$99.0	14.7%	$5.9	5.9%

Operating Income
Reported	$69.0	11.6%	$90.5	13.5%	$(21.5)	-23.8%
Streamlining costs	5.3		(0.1)		5.4
Separation costs	0.7		0.1		0.6

Performance Operating Income	$75.0	12.6%	$90.5	13.5%	(15.5)	-17.1%
Foreign exchange translational effects	3.2		—		3.2

Adjusted Operating Income	$78.2	12.6%	$90.5	13.5%	$(12.3)	-13.6%

EBIT (Earnings Before Interest and Taxes)
Reported Operating Income/(Loss)	$69.0		$90.5		$(21.5)
Equity in Income of Unconsolidated Joint Venture	4.4		4.1		0.3
Other non-operating expense, net	(2.9)		(1.3)		(1.6)
Net income attributable to noncontrolling interest	(2.3)		(3.3)		1.0

EBIT	$68.2	11.4%	$90.0	13.4%	$(21.8)	-24.2%
Streamlining costs	5.3		(0.1)		5.4
Separation costs	4.3		0.1		4.2

Performance EBIT (Earnings Before Interest and Taxes)	$77.8	13.0%	$90.0	13.4%	$(12.2)	-13.6%
Foreign exchange translational effects	3.0		—		3.0

Adjusted EBIT (Earnings Before Interest and Taxes)	$80.8	13.1%	$90.0	13.4%	$(9.2)	-10.2%

Pre-Tax Income
EBIT	$68.2		$90.0		$(21.8)
Interest (expense)/income, net	(0.4)		(0.2)		(0.2)

Pre-Tax Income	$67.8		$89.8		$(22.0)
Streamlining costs	5.3		(0.1)		5.4
Separation costs	4.3		0.1		4.2

Performance Pre-Tax Income	$77.4		$89.8		$(12.4)
Tax rate on a performance basis	10.1%		10.1%
Net Income Attributable to Company
Reported Net Income Attributable to Company	$59.7		$69.8		$(10.1)
Streamlining cost, net of tax	4.5		(0.1)		4.6
Tax items	1.3		10.9		(9.6)
Separation costs, net of tax and separation related taxes	4.1		0.1		4.0

Performance Net Income Attributable to Company	$69.6		$80.7		$(11.1)

Performance Net Income Attributable to Company per Diluted Common Share	$1.08		$1.21
Common Shares Outstanding - Diluted	64.4		66.8

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Twelve Months Ended December 31, 2012 Data Supplement Sheet

(Unaudited)

	Year Ended December 31,
(Amounts in millions, except per share data)	2012	% of Sales/ Adj Sales	2011	% of Sales/ Adj Sales	Chg vs. 2011	% Chg vs. 2011
Sales
Reported	$2,477.4		$2,794.1		$(316.7)	-11.3%
Foreign exchange translational effects	182.2		—		182.2

Adjusted Sales	$2,659.6		$2,794.1		$(134.5)	-4.8%

Gross Profit
Reported	$740.2	29.9%	$808.0	28.9%	$(67.8)	-8.4%
Streamlining costs	5.2		1.5		3.7
Separation costs	0.8		1.0		(0.2)

Performance Gross Profit	$746.2	30.1%	$810.5	29.0%	$(64.3)	-7.9%
Foreign exchange translational effects	57.2		—		57.2

Adjusted Gross Profit	$803.4	30.2%	$810.5	29.0%	$(7.1)	-0.9%

Selling, Administrative, Product Engineering Expenses and Other

Reported	$415.7	16.8%	$438.1	15.7%	$(22.4)	-5.1%
Streamlining costs	(7.7)		(0.6)		(7.1)
Separation costs	(1.7)		(2.1)		0.4
UK pension adjustment	4.3		—		4.3

Performance Selling, Administrative, Product Engineering Expenses and Other	$410.6	16.6%	$435.4	15.6%	$(24.8)	-5.7%
Foreign exchange translational effects	28.3		—		28.3

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$438.9	16.5%	$435.4	15.6%	$3.5	0.8%

Operating Income
Reported	$324.5	13.1%	$369.9	13.2%	$(45.4)
Streamlining costs	12.9		2.1		10.8
Separation costs	2.5		3.1		(0.6)
UK pension adjustment	(4.3)		—		(4.3)

Performance Operating Income	$335.6	13.5%	$375.1	13.4%	$(39.5)	-10.5%
Foreign exchange translational effects	28.9		—		28.9

Adjusted Operating Income	$364.5	13.7%	$375.1	13.4%	$(10.6)	-2.8%

EBIT (Earnings Before Interest and Taxes)
Reported Operating Income	$324.5		$369.9		$(45.4)
Equity in Income of Unconsolidated Joint Venture	$18.1		16.5		1.6
Other non-operating expense, net	$(5.0)		(2.9)		(2.1)
Indemnification and Other settlements	$—		23.1		(23.1)
Net income attributable to noncontrolling interest	$(10.5)		(11.2)		0.7

EBIT	$327.1	13.2%	$395.4	14.2%	$(68.3)	-17.3%
Streamlining costs	12.9		2.1		10.8
Separation costs	7.3		(19.3)		26.6
UK pension adjustment	(4.3)		—		(4.3)

Performance EBIT (Earnings Before Interest and Taxes)	$343.0	13.8%	$378.2	13.5%	$(35.2)	-9.3%
Foreign exchange translational effects	27.7		—		27.7

Adjusted EBIT (Earnings Before Interest and Taxes)	$370.7	13.9%	$378.2	13.5%	$(7.5)	-2.0%

Pre-Tax Income/(Loss)
EBIT	$327.1		$395.4		$(68.3)
Interest expense, net	(1.5)		(1.7)		0.2

Pre-Tax Income/(Loss)	$325.6		$393.7		$(68.1)
Streamlining costs	12.9		2.1		10.8
Separation costs	7.3		(19.3)		26.6
UK pension adjustment	(4.3)		—		(4.3)

Performance Pre-Tax Income	$341.5		$376.5		$(35.0)
Tax rate on a performance basis	14.6%		13.5%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$302.0		$357.0		$(55.0)
Streamlining cost, net of tax	11.1		2.2		8.9
Tax items	(24.7)		(13.2)		(11.5)
Separation costs, net of tax and separation related taxes	6.4		(20.3)		26.7
UK pension adjustment, net of tax	(3.2)		—		(3.2)

Performance Net Income	$291.6		$325.7		$(34.1)

Performance Net Income per Diluted Common Share	$4.46		$4.73
Common Shares Outstanding - Diluted	65.3		68.8

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

(Amounts in millions)	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Net Cash Provided by Operating Activities	$76.3	$86.0	$358.3	$332.0

Deductions or Additions to Reconcile to Free Cash Flow:
Net purchases of property, plant, equipment and computer software	(33.2)	(39.6)	(100.5)	(105.2)

Free Cash Flow	$43.1	$46.4	$257.8	$226.8

Less: Streamlining & separation payments	$(5.8)	$(4.6)	$(16.5)	$(22.1)

Free Cash Flow excluding streamlining & separation payments	$48.9	$51.0	$274.3	$248.9

Note: This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of the several measures used to determine incentive compensation for certain employees.

WABCO HOLDINGS INC.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2013 Guidance

(Unaudited)

(Amounts in millions, except per share data)
Full Year 2013 Guidance

Operating Income

Reported Operating Income Margin	11.7% - 12.7%
Streamlining cost, impact to margin	0.4%
Separation costs, impact to margin	0.2%

Performance Operating Income Margin	12.3% - 13.3%

Net Income Attributable to Company

Reported Net Income Attributable to Company	$459.7 - $491.3
Streamlining cost, net of tax	8.5
Tax items	(200.0)
Separation costs, net of tax and separation related taxes	4.0

Performance Net Income Attributable to Company	$272.2 - $303.8

Reported Net Income Attributable to Company per Diluted Common Share	$7.26 - $7.76

Performance Net Income Attributable to Company per Diluted Common Share	$4.30 - $4.80

Diluted common shares outstanding	~63.3

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.